EX 99.1

SUMMARY OF LANTRONIX, INC. ANNUAL BONUS PROGRAM

1. Purpose and Effective Date.

This Summary (the “Summary”) sets forth the terms and conditions of the Lantronix, Inc. Annual Bonus Program (the “Bonus Program”). It is a performance-based bonus program for the benefit of employees of Lantronix, Inc., a Delaware corporation (“Lantronix”), and any subsidiaries of Lantronix that are selected for participation as provided herein (“Participants”). The Bonus Program is designed to encourage Participants to perform in a satisfactory manner over the course of Lantronix’ fiscal year, which ends on June 30 of each year (“fiscal year”). The Bonus Program is intended to qualify as a compensation or bonus plan that is exempt from the application of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, by reason of Section 3 of such Act. Unless otherwise noted, the term the “Company” shall refer to Lantronix and/or any of its subsidiaries, as applicable.

2. Eligibility and Participation.

Eligibility and participation shall be at the sole discretion of the Compensation Committee of the Board of Directors of Lantronix (the “Compensation Committee”). Management of Lantronix will notify in writing those employees determined by the Compensation Committee to be eligible for participation in the Bonus Program.

3. Administration of the Bonus Program.

The Compensation Committee shall administer the Bonus Program. For each applicable fiscal year, the Compensation Committee shall review and approve the bonus targets, performance measures and objectives for the Bonus Program. In describing performance objectives, the Compensation Committee and the Company shall use best efforts to ensure that such objectives are written, disclosed to the Participant, quantitatively measurable, and capable of being objectively evaluated.

4. Performance Periods and Bonus Targets.

(a) Performance Periods. The Bonus Program is based upon two semi-annual performance periods for each applicable fiscal year (each, a “Performance Period”): (i) July 1 – December 31 (“Fiscal First Half”); and (ii) January 1 – June 30 (“Fiscal Second Half”). For each Performance Period, bonuses under the Bonus Program (“Bonuses”) are payable to Participants who remain employed by the Company on the date that Bonuses are paid under the Bonus Program for the applicable Performance Period (each, a “Distribution Date”).

(b) Bonus Targets.

(1) Target Annual Bonus Amount. For each Participant, the Compensation Committee will establish a target annual bonus amount (“Target Annual Bonus”) payable under the Bonus Program to the Participant for the fiscal year, expressed as a percentage of the Participant’s base salary or as a fixed amount of cash, the payment of which shall be conditioned on the achievement of certain performance goals and objectives as outlined in this Bonus Program.

(2) Target Period Bonus Amount. For each Performance Period, each Participant will have a target bonus amount (“Target Period Bonus”), which will be weighted such that: (1) the Target Period Bonus for the Fiscal First Half shall be equal to 40% of the Target Annual Bonus and (2) the Target Period Bonus for the Fiscal Second Half shall be equal to 60% of the Target Annual Bonus.

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5.	Bonus Pool

Participants shall be eligible to receive Target Period Bonuses under the Bonus Program only if the Company has positive Adjusted EBITDAS during the Performance Period. For purposes of the Bonus Program, “Adjusted EBITDAS” shall mean the Company’s earnings before interest, taxes, depreciation, amortization, and share-based compensation, excluding (a) the impact of non-recurring charges or gains, consistent with the approach used for reporting “Non-GAAP Net Income” in Lantronix’ quarterly earnings releases, and (b) the total amount of Bonus payments awarded under the Bonus Program for the Performance Period. The maximum aggregate amount of Bonuses that all Participants will be eligible to receive during a Performance Period will be limited to 45% of the Company’s Adjusted EBITDAS during the Performance Period (the “Bonus Pool”).

If the Bonus Pool during a Performance Period is insufficient to fully-fund the Target Period Bonuses, each Participant’s Target Period Bonus will be ratably reduced. If (y) the Bonus Pool for the Fiscal Second Half exceeds the aggregate amount of Target Period Bonuses to be paid for the Fiscal Second Half, and (z) Bonus payments for the Fiscal First Half were ratably reduced due to the size of the Bonus Pool for the Fiscal First Half, then any excess of the Fiscal Second Half Bonus Pool will be ratably distributed to Participants to the extent that of the reduction of payments during the Fiscal First Half.

6. Bonus Components.

(a) For each Performance Period, Participants shall be eligible to receive Bonus payments equal to a percentage of their Target Period Bonus determined by three factors (each, a “Bonus Component”): (i) “Target Revenue Performance,” based upon the Company’s actual revenue for the Performance Period as compared to the revenue target approved by the Compensation Committee for the Performance Period, (ii) “Target EBITDAS Performance,” based upon the Company’s actual Adjusted EBITDAS for the Performance Period as compared to the Adjusted EBITDAS target approved by the Compensation Committee for the Performance Period, and (iii) “MBO Performance,” based on the achievement of specific corporate and individual performance objectives during the Performance Period. For each Performance Period, Target Period Bonuses shall be weighted as follows:

For the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”):

60% – Target Revenue Performance

40% – Target EBITDAS Performance

0% – MBO Performance

For all other Participants:

40% – Target Revenue Performance

30% – Target EBITDAS Performance

30% – MBO Performance

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(1) Target Revenue Performance. Subject to the availability of funds in the Bonus Pool, Participants shall be eligible to receive a Bonus for each Performance Period based upon the Company’s “Revenue Percentage” (actual revenue divided by target revenue for the Performance Period) (“Revenue Component”). The Revenue Component will be equal to the portion of the Participant’s Target Period Bonus allocated to Target Revenue Performance multiplied by the applicable Payout Percentage corresponding to the Revenue Percentage achieved during the Performance Period, as per the schedule approved by the Compensation Committee for the applicable fiscal year.

(2) Target EBITDAS Performance. Subject to the availability of funds in the Bonus Pool, Participants shall be eligible to receive a Bonus for each Performance Period based upon the Company’s “Adjusted EBITDAS Percentage” (actual Adjusted EBITDAS divided by target Adjusted EBITDAS for the Performance Period) (“EBITDAS Component”). The EBITDAS Component will be equal to the portion of the Participant’s Target Period Bonus allocated to Target EBITDAS Performance multiplied by the applicable Payout Percentage corresponding to the Adjusted EBITDAS Percentage achieved during the Performance Period, as per the schedule approved by the Compensation Committee for the applicable fiscal year.

(3) MBO Performance. For each Performance Period, the Compensation Committee shall approve company-wide corporate objectives (“Corporate MBOs”). In addition, each Participant (other than the CEO and CFO) shall have specific performance objectives (“Personal MBOs”), which shall be approved by the Participant’s supervisor. Subject to the availability of funds in the Bonus Pool, Participants shall be eligible to receive a Bonus for each Performance Period (“MBO Component”) based upon (i) the Company’s completion percentage of the Corporate MBOs as determined by the Compensation Committee, and (ii) the Participant’s completion percentage of the Participant’s Personal MBOs as determined by the Participant’s supervisor. For each Performance Period, each Participant’s MBO Component shall be weighted as follows:

For the direct reports to the CEO:

67% – based upon percentage completion of Corporate MBOs

33% – based upon percentage completion of Personal MBOs

For all other Participants:

33% – based upon percentage completion of Corporate MBOs

67% – based upon percentage completion of Personal MBOs

(b) Each of the three Bonus Components is evaluated independently and can be earned separately or together. For example, in the relevant Performance Period, if due to the Company’s financial performance a Participant is ineligible to receive payment for the Revenue Component and the EBITDAS Component, the Participant may nonetheless be eligible to receive payment for the MBO Component (subject to the availability of funds in the Bonus Pool). Similarly, a Participant may be eligible to receive payment for the Revenue Component and the EBITDAS Component, but is ineligible to receive all, or part of, the MBO Component. In addition, the MBO Component is comprised of two sub-components (i.e., one based on Corporate MBOs and one based on Personal MBOs), each of which can be earned separately or together. Accordingly, in a given Performance Period, a Participant may be ineligible to receive payment for the Corporate MBOs, but remains eligible for payment of all (or a portion of) the Participant’s Personal MBOs (subject to the availability of funds in the Bonus Pool).

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7. Committee Discretion. The Compensation Committee shall have the sole discretion and authority to make further adjustments to the Company’s Adjusted EBITDAS which will be used to calculate the Bonuses under the Bonus Program to take into account, as well as to disregard, any events that the Compensation Committee considers extraordinary. The Compensation Committee shall also have discretion to grant discretionary bonuses to Participants based upon individual performance, corporate performance or the circumstances that the Compensation Committee considers appropriate.

8. Form and Time of Payment. Any Bonuses payable to a Participant hereunder shall be paid as soon as administratively practicable following the filing of the Company’s Form 10-Q or Form 10-K for the applicable period that corresponds to the end of the Performance Period, but in no event shall such Distribution Date be later than ninety (90) days following the end of the Performance Period. The payment of each Bonus shall be subject to the Company’s collection of all applicable federal, state and local income and employment withholding taxes, as and when those taxes become due and payable.

9. Satisfactory Performance Required. All Bonus payments under the Bonus Program are contingent on satisfactory service through the Distribution Date and on the other terms and conditions specified herein. Notwithstanding any provisions of the Bonus Program to the contrary, the Company retains the right to reduce, eliminate or otherwise modify the Bonus payments for any Participant if at any time during the fiscal year (the “Bonus Period”), senior management of Lantronix, in their sole judgment, determines that such Participant’s performance is substandard.

10. Corporate Transactions and Change of Control. The obligations of the Bonus Program shall be binding on any employer that acquires, through a stock purchase or merger, or through an asset purchase, or otherwise, part or all of Lantronix, or an employer following a Change of Control. A “Change of Control” means (a) the acquisition of 50% or more of each class of the outstanding shares of the Company by a third party which is not a member of a “Controlled Group” (within the meaning of the Internal Revenue Code) including Lantronix; (b) a merger, consolidation or other reorganization of Lantronix (other than reincorporation), if after giving effect to such merger, consolidation, or other reorganization, the shareholders of Lantronix immediately prior to such merger, consolidation, or other reorganization do not represent a majority in interest of the holders of voting securities (on a fully diluted basis) with the ordinary power to elect directors of the surviving entity after such merger, consolidation or other reorganization; or (c) the sale of all or substantially all of the assets of Lantronix to a third party who is not a member of a Controlled Group (within the meaning of the Internal Revenue Code) including Lantronix.

11. Termination of Participation; Other Events; Pro Rata Payments

(a) Effect of Termination of Employment. A Participant’s participation in the Bonus Program shall automatically terminate, without notice to or consent by such Participant, upon the termination of a Participant’s employment for any reason, and the Participant shall forfeit his or her entire right to any Bonus hereunder.

(b) Pro Rata Payments. Pro rata payments will be made only in the following circumstances and calculated in the manner specified herein:

(i) Employees on Leave. If a Participant is on an approved leave of absence during the Bonus Period, he or she will receive a pro rata Bonus based on the time actually worked during the Bonus Period, as calculated by senior management of Lantronix in its reasonable discretion and as approved by the Compensation Committee.

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(ii) Newly Hired Employees. A Participant who is newly-hired during a Performance Period may be selected for participation in, and eligible for payments under, the Bonus Program on a pro-rata basis based upon the employee’s date of hire; provided that an employee must be employed for at least fifty percent of the Performance Period to be entitled to receive pro-rata payments for the Performance Period.

12. Binding Authority. Subject to the review and approval of the Board of Directors of Lantronix or the Compensation Committee provided herein, the decisions of senior management of Lantronix, or their duly authorized delegate, shall be final and conclusive for all purposes of the Bonus Program and shall not be subject to any appeal or review.

13. Source of Payments. Bonus Payments will be paid in cash from the general funds of Lantronix; no separate fund will be established.

14. Amendment or Termination. The Bonus Program may be amended, modified, suspended or terminated by the Board of Directors of Lantronix, or the Compensation Committee, at any time and without notice to or the consent of Participants.

15. Severability. If any term or condition of the Bonus Program shall be invalid or unenforceable, the remainder of the Bonus Program shall not be affected thereby and shall continue in effect and application to the fullest extent permitted by law.

16. No Employment Rights. Neither the establishment nor the terms of the Bonus Program shall be held or construed to confer upon any employee the right to a continuation of employment by the Company, nor constitute a contract of employment, express or implied. Subject to any applicable employment agreement, the Company reserves the right to dismiss or otherwise deal with any employee, including the Participants, to the same extent as though the Bonus Program had not been adopted. Nothing in the Bonus Program is intended to alter the “AT-WILL” status of Participants, it being understood that, except to the extent otherwise expressly set forth to the contrary in a written employment agreement, the employment of any Participant can be terminated at any time by either the Company or the employee with or without notice, with or without cause.

17. Transferability of Rights. The Company shall have the right to transfer its obligations under the Bonus Program, with respect to one or more Participants, to any person, including any purchaser of all or any part of the Company’s business. No Participant or spouse shall have any right to commute, encumber, transfer or otherwise dispose of or alienate any present or future right or expectancy that the Participant may have at any time to receive payments of benefits hereunder, which benefits and the rights thereto are expressly declared to be nonassignable and nontransferable, except to the extent required by law. Any attempt by a Participant to transfer or assign a benefit or any rights granted hereunder shall (after consideration of such facts as the Company deems pertinent) be grounds for terminating any rights of the Participant to any portion of the Bonus Program benefits not previously paid.

18. Governing Law. The Bonus Program shall be construed, administered and enforced according to the laws of the State of California.

Approved as of: August 22, 2013.

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FISCAL [___] PERFORMANCE AWARD AGREEMENT

In consideration of your performance and service with Lantronix, Inc., a Delaware corporation (the “Company”), this Performance Award Agreement (the “Agreement”) is entered into by and between the Company and __________________ (the “Participant” or “you”) pursuant to the terms of the Summary of Lantronix, Inc. Bonus Program (the “Bonus Program Summary”). Unless otherwise defined herein, the terms defined in Bonus Program Summary shall have the same defined meanings in this Agreement.

I. Notice of Performance Award

You have been selected as a Participant in the Bonus Program for the fiscal year ending June 30, [____] (the “Fiscal Year”), which is designed to provide performance-based incentive compensation for all eligible employees during two six-month Performance Periods - one covering the first six months of the Fiscal Year (“Fiscal First Half”) and one covering the second half of the Fiscal Year (“Fiscal Second Half”).

Subject to, and contingent upon, the terms and conditions set forth in the Bonus Program Summary and this Agreement, you are eligible to receive a cash award of up to the amount stated on Exhibit A (the “Target Annual Bonus”). Potential payment of the Target Annual Bonus will be weighted, so that you will be eligible to receive up to forty percent (40%) of the Target Annual Bonus for Fiscal First Half performance and up to sixty percent (60%) of the Target Annual Bonus for Fiscal Second Half performance (each, a “Target Period Bonus”).

The actual payout (if any) for each Performance Period is subject to the availability of funds in the Bonus Pool, and is determined by performance factors, weighted as follows:

• [__%] –	based on the Company’s Target Revenue Performance (the Company’s actual revenue for the Performance Period as compared to the net revenue target approved by the Compensation Committee for the Performance Period)

• [__%] –	based on the Company Target EBITDAS Performance (the Company’s actual Adjusted EBITDAS for the Performance Period as compared to the Adjusted EBITDAS target approved by the Compensation Committee for the Performance Period)

• [__% –	based on percentage completion of your Personal MBOs]

• [__% –	based on percentage completion of the Company’s Corporate MBOs]

The potential payout for each of these factors is set forth on Exhibit A. The Bonus Program Summary sets forth details regarding the calculation of the Bonus Pool and the calculation of payouts under each of these factors.

II. Conditions to Receipt of Performance Award

1. Eligibility. In order to be eligible to receive any payments under the Bonus Program and this Agreement, the Participant must satisfy all of the following:

(a) The Participant must have a satisfactory performance rating as of the last day of the applicable Performance Period; and

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(b) The Participant must have continued employment with the Company, or any subsidiary of the Company, as of the last day of the applicable Performance Period and on the date the award is paid to receive any portion of the award.

(c) The Participant must be employed for at least fifty percent of the Performance Period to be entitled to receive pro-rata payments for the Performance Period

2. Employment At-Will. Absent an express employment agreement to the contrary, the employment of all employees of the Company, or any subsidiary of the Company, is terminable at any time by either party, with or without cause being shown or advance notice by either party. The Bonus Program and this Agreement shall not be construed to create a contract of employment for a specified period of time between the Company and the Participant.

3. Tax Obligations. As a condition of the granting of the Performance Award, the Participant agrees that the Company may withhold cash to meet tax withholding obligations, as may be necessary to discharge the Company's obligations with respect to any tax, assessment, or other governmental charge imposed on property or income received by the Participant pursuant to this Agreement and the Bonus Program.

4. No Assignment. This Agreement, and the benefits provided hereunder, may not be assigned by the Participant by operation of law or otherwise.

5. Governing Law. This Agreement and the legal relations between the parties shall be governed and construed in accordance with the internal laws of the State of California, without effect to the conflicts of laws principles thereof.

6. Amendments. This Agreement may be terminated, amended or modified at any time by an instrument in writing from the Company, in its sole discretion. The Company reserves the right to administer, modify, or terminate the Agreement with or without notice.

7. Authority. The Compensation Committee shall administer the Bonus Program and this Agreement and shall have the exclusive and final discretionary authority and power to determine employee eligibility to participate and receive payment under the Bonus Program and this Agreement, to determine the amount of payment under this Agreement, to construe terms and provisions of the Bonus Program and this Agreement, and to exercise all other powers specified in the Bonus Program and this Agreement or which may be implied from the provisions of the Bonus Program or this Agreement. The Compensation Committee has the authority, in its discretion to amend and rescind any of the Bonus Program's terms or provisions, terminate the Bonus Program and this Agreement, and to make all determinations necessary for the administration of the Bonus Program and this Agreement.

8. Bonus Program Governs. This Agreement is subject to all terms and provisions of the Bonus Program Summary. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Bonus Program Summary, the provisions of the Bonus Program Summary will govern.

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9. Entire Agreement. This Agreement and the Bonus Program Summary is the entire agreement between the Company and Participant regarding the subject matter of this Agreement and supersedes and replaces any prior or existing discussions, negotiations, or agreements between the Participant and the Company regarding any incentive bonus, project bonus, or discretionary bonus. By your signature and the signature of the Company’s representative below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Bonus Program Summary and this Agreement. Participant has reviewed the Bonus Program Summary and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Bonus Program Summary and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee upon any questions relating to the Bonus Program and this Agreement.

PARTICIPANT:	LANTRONIX, INC.

By:
Signature

Title:
Print Name

Date:	Date:

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EXHIBIT A

Participant: _____________________________

Target Annual Bonus: $ ( % of Base Pay)

Potential Annual Bonus Payout
Performance Period:	Fiscal First Half	Fiscal Second Half
Target Revenue Component:
Target EBITDAS Component:
[Target MBO Component - Company:]
[Target MBO Component - Personal:]
Total Target Period Bonus:

•	All payouts are limited to availability of funds in the Bonus Pool. As described in the Bonus Program Summary, (a) Participants shall be eligible to receive bonus payments only if the Company has positive Adjusted EBITDAS during the Performance Period; and (b) the maximum aggregate amount of all bonuses will be limited to forty-five percent (45%) of the Company’s Adjusted EBITDAS during the Performance Period (the “Bonus Pool”). If the Bonus Pool during a Performance Period is insufficient to fully-fund all bonuses, each Participant’s bonus payment will be reduced pro rata.

•	[MBO performance will be determined by percent completion of (a) company-wide corporate objectives (“Corporate MBOs”) approved by the Compensation Committee for each Performance Period, and (b) specific performance objectives (“Personal MBOs”) for each Performance Period approved by the Participant’s supervisor.]

•	[Each of the Bonus Components is evaluated independently and can be earned separately or together. For example, in the relevant Performance Period, if due to the Company's financial performance a Participant is ineligible to receive payment for the Revenue Component and the EBIDTAS Component, the Participant may nonetheless be eligible to receive payment for the MBO Component. Similarly, a Participant may be eligible to receive payment for the Revenue Component and the EBIDTAS Component, but is ineligible to receive all, or part of, the MBO Component. In addition, the MBO Component is comprised of two sub-components (i.e., one based on Corporate MBOs and one based on Personal MBOs), each of which can be earned separately or together. Accordingly, in a given Performance Period, a Participant may be ineligible to receive payment for the Corporate MBOs, but remains eligible for payment of all (or a portion of) the Participant's Personal MBOs.]